Exhibit 99.1

Harris & Harris Group Notes Portfolio Company

ABS Materials' New Chief Executive Officer

J. Gary McDaniel Joins ABS Materials as Chief Executive Officer

to Lead the Next Stage of Growth and Commercialization at ABS

NEW YORK, NY — September 22, 2014 — Harris & Harris Group, Inc. (NASDAQ:TINY), an investor in transformative companies enabled by disruptive science, notes that its portfolio company, ABS Materials, Inc., has selected J. Gary McDaniel to lead the company as Chief Executive Officer effective September 3, 2014.

Mr. McDaniel has an impressive track record as a serial CEO of startup and early-stage ventures with over 30 years of decisive strategic, operational, marketing, and financial leadership. Under his leadership, Catacel became a major market player delivering over 50 percent annual sales growth. As a result of this growth, Catacel was recently acquired by Johnson Matthey, a global player in catalysts and process technologies. As head of a division of Honeywell/UOP, Mr. McDaniel orchestrated the successful turnaround of the company’s petroleum refinery emissions control catalyst business, resulting in a 60 percent growth in sales and an 85 percent increase in profits.  Earlier in his career, he excelled in various global management positions with leading advanced materials companies, including W.R. Grace & Company and Akzo Nobel. You may access ABS Materials' press release at http://www.absmaterials.com/announcements/j-gary-mcdaniel-absmaterials-inc-chief-executive-officer.

"We are excited that ABS Materials has reached a strategic growth point where it is able to attract high-level talent, such as Gary McDaniel, to its leadership team," said Doug Jamison, Chief Executive Officer of Harris & Harris Group. "We look forward to working with Mr. McDaniel, the other members of management and the board of directors as ABS Materials continues its progress."

About Harris & Harris Group

Harris & Harris Group, Inc. is a publicly traded venture capital firm that is also a business development company. Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com and by following on Facebook at www.facebook.com/harrisharrisvc and on Twitter @harrisandharrisgroup.

About ABS Materials, Inc.

ABS Materials, Inc. is dedicated to applying advances in 21st century materials science to the challenges created by 20th century industrial processes and chemistry. The company’s advanced water treatment systems use patented Osorb® absorbent glass materials to remediate oils, solvents and other VOCs in water without negative environmental effect.  ABS Materials is a privately held company headquartered in Wooster, OH, with projects underway in the United States, Canada, Australia, India and Korea.

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including, but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The references to the websites www.HHVC.com, www.absmaterials.com and www.Facebook.com have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Harris & Harris Group is not responsible for the contents of third party websites.

Press contact

Jessica Attanasio

Associate Vice President

Gregory FCA

Jessica@GregoryFCA.com

610-228-2112